Exhibit 10.2

THE EXCLUSIVE SERVICE AGREEMENT

AMONG

Chengdu BOAN Investment Management Co., Ltd

Sichuan SHESAYS Cosmetology Hospital Co., Ltd

And

Yixiang Zhang, Ning Liu, Xingwang Pu, Wenhui Shao,Bing Fang

April 27, 2010

The Exclusive Service Agreement

THE EXCLUSIVE SERVICE AGREEMENT

THIS EXCLUSIVE SERVICE AGREEMENT (this “AGREEMENT”) is entered into as of April 27, 2010 in Chengdu, the People’s Republic of China (“CHINA” or “PRC”) by and among the following Parties:

(1) Chengdu BOAN Investment Management Co., Ltd (“BOAN”), a company of limited liabilities incorporated under the laws of P. R.China, with its legal address at New No.83, Xinnan Road, Wuhou District Chengdu, Sichuan Province, P.R.C;

(2) Sichuan SHESAYS Cosmetology Hospital Co., Ltd (“SHESAYS”), a company of limited liabilities incorporated under the laws of P. R.China, with its legal address at New No.83, Xinnan Road, Wuhou District,Chengdu, Sichuan Province, P.R.C; and

(3) Subsidiaries,if any, from time to time, of SHESAYS ("SHESAYS SUBSIDIARIES”)

(4) Yixiang Zhang, P.R.C;

(5) Ning Liu, P.R.C;

(6) Xingwang Pu, P.R.C;

(7) Wenhui Shao, P.R.C;

(8) Bing Fang, P.R.C;

(In this Agreement, BOAN, SHESAYS, Yixiang Zhang, Ning Liu, Xingwang Pu, Wenhui Shao and Bing Fang shall hereinafter be referred to as a “PARTY” individually, and collectively “PARTIES”; Among them, Yixiang Zhang, Ning Liu , Xingwang Pu, Wenhui Shao and Bing Fang hereinafter referred to as “EACH SHAREHOLDER OF SHESAYS”, and collectively “SHESAYS SHAREHOLDERS”)

The Exclusive Service Agreement

WHEREAS:

(1) BOAN is a management and consultation company, which owns a series of managing and consulting services applicable to the cosmetic surgery and medical information management and consultancy services.

(2) As a company specialized in cosmetic surgery, SHESAYS is engaged in providing the professional cosmetic surgery services and has already been granted necessary licenses therefore.

(3) As SHESAYS is preparing to establish the cosmetology hospitals in various locations in China, SHESAYS SUBSIDIARIES shall own the cosmetic surgery fronts, and be entitled to carrying on cosmetic surgery services in their respective local places.

(4) As of the date of this Agreement, Yixiang Zhang, Ning Liu , Xingwang Pu, Wenhui Shao and Bing Fang are the registered shareholders of SHESAYS, legally holding all equity interests of SHESAYS, of which Yixiang Zhang holding 45% interest, Ning Liu holding 15%, Xingwang Pu holding 15%, Wenhui Shao holding 15% and Bing Fang holding 10%.

(5) In order to give BOAN the actual control of SHESAYS and SHESAYS SUBSIDIARIES, SHESAYS, SHESAYS SHAREHOLDERS and SHESAYS SUBSIDIARIES intends to irrevocable entrust to BOAN the right of management and operation of SHESAYS and SHESAYS SUBSIDIARIES and the responsibilities and authorities of their shareholders and directors of SHESAYS and SHESAYS SUBSIDIARIES.

(6) BOAN agrees to accept the entrustment of SHESAYS, SHESAYS SHAREHOLDERS and SHESAYS SUBSIDIARIES, and to exercise the right of management and operation of SHESAYS and SHESAYS SUBSIDIARIES and the responsibilities and authorities of their shareholders and board of directors of SHESAYS and SHESAYS SUBSIDIARIES.

The Exclusive Service Agreement

NOW, THEREFORE, after friendly consultations among them, the Parties hereby agree as follows:

ARTICLE 1 – DEFINITION

1.1 Unless to be otherwise interpreted by the terms or in the context herein, the following terms in this Agreement shall be interpreted to have the following meanings:

“SERVICE FEES” means the provision of management and consultation services charged by BOAN hereunder.

“COSMETOLOGY HOSPITAL” means SHESAYS and/or SHESAYS SUBSIDIARIES.

1.2 References in this Agreement to any laws and regulations (the “LAWS”) shall include reference (1) at the same time to the amendments, changes, supplements and reformulations of such Laws, whether or not the effectiveness of the same is prior to or after the execution of this Agreement; and (2) at the same time to other decisions, notices and rules formulated or becoming effective according to such Laws.

1.3 Unless otherwise specified in the context of this Agreement, the article, sub-article, section or paragraph mentioned herein shall refer to the corresponding content in this Agreement accordingly.

ARTICLE 2 - LICENSES AND SERVICES BY BOAN

2.1 SHESAYS, SHESAYS SHAREHOLDERS and SHESAYS SUBSIDIARIES agree to irrevocably entrust the right of management and operation of SHESAYS and SHESAYS SUBSIDIARIES and the responsibilities and authorities of their shareholders and board of directors to BOAN in accordance with the terms and conditions of this Agreement. BOAN agrees to exercise the aforesaid rights and responsibilities in accordance with the terms and conditions of this Agreement.

The Exclusive Service Agreement

2.2 The said entrustment is irrevocable and shall not be withdrawn, unless the Agreement is terminated pursuant to written agreement of both parties.

2.3 The purpose of the entrusted operation is that BOAN shall be in charge of the normal business operations of SHESAYS and SHESAYS SUBSIDIARIES and perform the responsibilities and rights of SHESAYS and SHESAYS SUBSIDIARIES’ investors and directors. During the term of the entrusted operation, BOAN, as the entrusted manager, shall provide full management to SHESAYS and SHESAYS SUBSIDIARIES’ operations.

2.4 The contents of the entrusted operation shall include but not be limited to the following:

1)

BOAN shall be in charge of all aspects of SHESAYS and SHESAYS SUBSIDIARIES’ operations; nominate and replace the members of SHESAYS and SHESAYS SUBSIDIARIES’ board of directors, and engage SHESAYS and SHESAYS SUBSIDIARIES’ management staff and decide their compensation.

2)

BOAN shall manage and control all funds of SHESAYS and SHESAYS SUBSIDIARIES. The accounts of SHESAYS and SHESAYS SUBSIDIARIES shall be managed solely by BOAN. The seals and signatures for such account shall be the seals and signatures of the personnel appointed and confirmed by BOAN. All cash of SHESAYS and SHESAYS SUBSIDIARIES shall be kept in this entrusted account and shall be handled through this account, including but not limited to receipt of all SHESAYS and SHESAYS SUBSIDIARIES’ business income, current working capital, recovered account receivables, and the payment of all account payables and operation expenses, employee salaries and asset purchases.

3)

All matters of SHESAYS and SHESAYS SUBSIDIARIES, including but not limited to internal financial management, day-to-day operation, external contract execution and performance, tax filing and payment, change of rights and personnel, shall be controlled and managed by BOAN in all aspects.

The Exclusive Service Agreement

4)

BOAN shall enjoy all other responsibilities and rights enjoyed by SHESAYS and SHESAYS SUBSIDIARIES’ investors in accordance with the applicable law and the articles of association of SHESAYS and SHESAYS SUBSIDIARIES, including but not limited to the following:

	a.	Deciding SHESAYS and SHESAYS SUBSIDIARIES’ operation principles and investment plan;

	b.	Nominating the members of the board of directors;

	c.	Discussing and approving the report of the executive officers;

	d.	Discussing and approving the annual financial budget and settlement plan;

	e.	Discussing and approving the profit distribution plan and the loss compensation plan;

	f.	Resolving on the increase or decrease of the registered capital;

	g.	Resolving on the issuance of the corporate bond;

	h.	Resolving on the matters including merger, division, change of corporate form, dissolution and liquidation of the company;

	i.	Amending the articles of association;

	j.	Other responsibilities and rights provided by SHESAYS and SHESAYS SUBSIDIARIES’ articles of association.

5)

BOAN enjoys all other responsibilities and rights enjoyed by SHESAYS and SHESAYS SUBSIDIARIES’ board of directors and executive officers in accordance with the applicable law and the articles of association of SHESAYS and SHESAYS SUBSIDIARIES, including but not limited to the following:

a.	Executing the resolution of the investors;

b.	Deciding the company’s operation plan and investment scheme;

c.	Composing the annual financial budget and settlement plan;

The Exclusive Service Agreement

d.	Formulating the profit distribution plan and the loss compensation plan;

e.	Formulating the plans regarding to the increase or decrease of the registered capital and the issuance of the corporate bond;

f.	Formulating the plans regarding to the matters including merger, division, change of corporate form and dissolution of the company;

g.	Deciding on the establishment of the internal management structure of the company;

h.	Formulating the basic rules and regulations of the company;

i.	Representing the company to sign relative documents;

j.	Other responsibilities and rights provided by SHESAYS and SHESAYS SUBSIDIARIES’ articles of association.

2.6 Except those ownership of which belongs to SHESAYS and SHESAYS SUBSIDIARIES, all other cosmetology machines refitted or provided by BOAN hereunder shall belong, in terms of ownership, to BOAN, while SHESAYS and SHESAYS SUBSIDIARIES shall only have the right to use the same during the valid term of this Agreement.

ARTICLE 3 SERVICE FEES

3.1 The Service Fees to be charged by BOAN for its provision of services hereunder shall be as follows:

(1) Service Fees to be paid by the Cosmetology Hospitals shall equal to 100% of the residual return of the Cosmetology Hospitals which can be waived by BOAN from time to time in its sole discretion.

(2) The amount of Service Fees agreed in (1) above shall be shared among the Cosmetology Hospitals pro rata on a monthly basis according to their actual incomes from main business in the current month.

The Exclusive Service Agreement

3.2 Upon written agreement between BOAN and the Cosmetology Hospitals, the fees agreed in Article 3.1 or their calculation percentage may be adjusted according to the circumstances in the actual performance, with particulars thereof to be stipulated in separate supplementary agreements to be entered into between the two Parties as an appendix hereto.

3.3 The Cosmetology Hospitals shall, in accordance with this Article 3, pay promptly the amounts due and payable to BOAN to the bank account designated by BOAN. In case that BOAN is to change its bank account, BOAN shall notify the Cosmetology Hospitals thereof in writing seven (7) working days in advance.

ARTICLE 4 – EXCLUSIVITY

4.1 Without the prior consent in writing by BOAN, none of the Cosmetology Hospitals may accept any management and consulting services from any other third parties.

4.2 BOAN shall no longer provide any other cosmetology hospitals at the local places of the Cosmetology Hospitals with management and consulting services similar to those hereunder. However, this Article does not restrict BOAN from providing such similar services to Cosmetology Hospitals in other cities. Such new cosmetology hospitals may, through signing Acknowledgement Letter in the form of Appendix 1 hereof, become a party of this Agreement, to enjoy the same rights of the other Cosmetology Hospitals and to assume the same obligations of the other Cosmetology Hospitals; provided that such new cosmetology hospitals shall perform, starting from the date of execution of the Acknowledgement Letter, the payment obligations hereunder of the Service Fees. As the rights and obligations of the Cosmetology Hospitals hereunder are severable and independent from each other’s, such new cosmetology hospitals will not, by their joining in this Agreement, affect in any way the rights and obligations of the existing Cosmetology Hospitals, with the joining-in of such new cosmetology hospitals only subject to the confirmation thereof by BOAN in signing an agreement among them. The Cosmetology Hospitals agree hereby irrevocably and unconditionally to such joining-in, and confirm further that any issue concerning the joining-in of new cosmetology hospitals for business cooperation hereunder will not be subject to the agreement of the existing Cosmetology Hospitals.

The Exclusive Service Agreement

ARTICLE 5 - INTELLECTUAL PROPERTY

5.1 The rights of intellectual property concerning the work product created during the process of services provision by BOAN hereunder shall belong to BOAN.

5.2 During the valid term of this Agreement, if BOAN develops any new technology that may be used in the daily cosmetic surgery business or management of the Cosmetology Hospitals, or provides the Cosmetology Hospitals with other services not included herein at their request, the Parties agree to cooperate with each other thereon in the way, in priority, agreed herein or in the way most similar to that agreed herein, with necessary adjustments to be made to the Service Fee payment percentage agreed in Article 3.

ARTICLE 6 – CONFIDENTIALITY

6.1 No matter if this Agreement is terminated or not, the Parties shall be obliged to keep in strict confidence the commercial secret, proprietary information and customer information in relation to other Parties and any other non-public information of other Parties which they may become aware of as the result of their performance hereof (collectively, “CONFIDENTIAL INFORMATION”).

Unless with prior consent of such other Parties in writing or required to disclose to parties other than Parties hereof according to relevant laws, regulations or listing rules, no Party shall disclose the Confidential Information or any part thereof to any parties other than Parties hereof; unless for the purpose of performance hereof, no Party shall use directly or indirectly the Confidential Information or any part thereof for any other purposes, or it shall bear the default liability and indemnify the losses.

The Exclusive Service Agreement

6.2 Upon termination of this Agreement, the Parties shall, upon demand by other Parties providing the Confidential Information, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and suspend using such Confidential Information.

6.3 Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

ARTICLE 7 - UNDERTAKINGS AND GUARANTEES

7.1 BOAN, SHESAYS and SHESAYS SUBSIDIARIES hereby undertake and guarantee for each of its own that:

7.1.1it is a company of limited liabilities duly registered and legally existing under the PRC laws with independent legal person status, and with full and independent status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions;

7.1.2 it has full internal power and authority within its company to execute and deliver this Agreement and all other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authority to complete the transaction referred to herein. This Agreement, upon execution, shall be executed and delivered by it legally and properly, and constitutes the legal and binding obligations on it and is enforceable on it in accordance with its terms and conditions;

7.1.3 it has all business licenses necessary for its business operations as of the effective date of this Agreement and other any Acknowledgement Letter in the form provided in Appendix I to this Agreement, has full rights and qualifications to engage in its currently engaged businesses, may perform its obligations hereunder, and will maintain, during the valid term of this Agreement, the validity of all its such business licenses; and

The Exclusive Service Agreement

7.1.4 it shall inform promptly the other Parties of any litigations it is involved in and other disadvantageous circumstances that may affect the performance hereof, and shall endeavor at its best efforts to prevent the deterioration of losses caused by such litigations or other disadvantageous circumstances.

7.2 Each Shareholder of SHESAYS hereby severally and jointly represents and warrants that:

7.2.1 Each Shareholder of SHESAYS is a PRC citizen with full capacity and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions.

7.2.2 Each Shareholder of SHESAYS has full right and authorization to execute and deliver this Agreement and other documents that are related to the transaction referred to herein and to be executed by them. They have full right and authorization with respect to consummate the transaction referred to herein.

7.2.3 This Agreement shall be executed and delivered by SHESAYS SHAREHOLDERS lawfully and properly. This Agreement, upon execution, constitutes the legal and binding obligations on them and is enforceable on them in accordance with its terms and conditions hereof.

ARTICLE 8 - AGREEMENT TERM

8.1 The Parties hereby confirm that, once this Agreement is formally executed by the Parties, this Agreement shall be retrospectively effective as of April 27, 2010; unless terminated earlier by the Parties in writing, this Agreement shall be valid for a term of ten (10) years starting from the date April 27, 2010.

Notwithstanding the provision in the preceding sentence, as the rights and obligations of each of the Cosmetology Hospitals hereunder are separate and independent from each other, upon agreement in writing by BOAN, this Agreement may be terminated only in relation to any one of the Cosmetology Hospitals, with such termination not subject to the agreement of the other Cosmetology Hospitals.

The Exclusive Service Agreement

8.2 The Parties hereby confirm that, from the year 2012 onward, the amount of the Service Fees shall be negotiated on January 1 each year, with any adjustment thereto (if any) to be made in writing as an appendix hereto.

8.3 Upon termination of this Agreement, each Party shall continue to abide by its obligations under Articles 3 and 6 hereunder.

ARTICLE 9 – NOTICE

9.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

9.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

ARTICLE 10 - DEFAULT LIABILITY

10.1 The Parties agree and confirm that, if any Party (the “DEFAULTING PARTY”) breaches substantially any of the agreements made under this Agreement, or fails substantially to perform any of the obligations under this Agreement, such a breach shall constitute a default under this Agreement (a “DEFAULT”), then the non-defaulting Party (the “Non-Defaulting Party”) whose interest is damaged thereby shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days upon the Non-Defaulting Party notifying the Defaulting Party in writing and requiring it to rectify the Default, then the Non-Defaulting Party shall have the right, at its own discretion, to (1) terminate this Agreement and require the Defaulting Party to indemnify it fully for the damage; or (2) demand the enforcement of the Defaulting Party's obligations hereunder and require the Defaulting Party to indemnify it fully for the damage.

The Exclusive Service Agreement

10.2 The Parties agree that any of the following events shall be deemed to have constituted the Default:

(1)Any of SHESAYS, SHESAYS SUBSIDIARIES or their respective shareholders breaches any provisions of the Entrustment Agreement on Shareholder’s Voting Rights Proxy Agreement entered into by it with BOAN as of the date hereof;

(2)any of SHESAYS, SHESAYS SUBSIDIARIES or their respective shareholders breaches any provisions of other agreements entered into by them with BOAN on April 27, 2010.

10.3 The Parties agree and confirm that under no circumstances shall SHESAYS and SHESAYS SUBSIDIARIES be able to demand termination of this Agreement for whatever reason, unless the Laws or this Agreement provides for otherwise.

10.4 Notwithstanding any other provisions herein, the validity of this Article 10 shall not be affected by the suspension or termination of this Agreement.

ARTICLE 11 - FORCE MAJEURE

In the event of earthquake, typhoon, flood, fire, war, computer virus, loophole in the design of tooling software, internet system encountering hacker’s invasion, change of policies or laws, and other unforeseeable or unpreventable or unavoidable event of force majeure, which directly prevents a Party from performing this Agreement or performing the same on the agreed condition, the Party encountering such a force majeure event shall forthwith issue a notice by a facsimile and, within thirty (30) days, present the documents proving the details of such force majeure event and the reasons for which this Agreement is unable to be performed or is required to be postponed in its performance, and such proving documents shall be issued by the notaries office of the area where such force majeure event takes place. The Parties shall consult each other and decide whether this Agreement shall be waived in part or postponed in its performance with regard to the extent of impact of such force majeure event on the performance of this Agreement. No Party shall be liable to compensate for the economic losses brought to the other Parties by the force majeure event.

The Exclusive Service Agreement

ARTICLE 12 – MISCELLANEOUS

12.1 This Agreement shall be prepared in the Chinese language in seven (7) original copies, with each involved Party holding one (1) copy hereof.

12.2 The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to the PRC Laws.

12.3 Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules of such commission, and the arbitration award shall be final and binding on the Parties involved in such dispute.

12.4 Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

12.5 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the “PARTY'S RIGHTS”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party's Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party's Rights.

The Exclusive Service Agreement

12.6 The titles of the articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

12.7 Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

12.8 Once executed, this Agreement shall replace any other legal documents entered into by the relevant Parties hereof in respect of the same subject matter hereof.

12.9 Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

12.10 No Party shall assign any of its rights and/or obligations hereunder to any parties other than the Parties hereof without the prior written consent from the other Parties.

12.11 This Agreement shall be binding on the legal successors of the Parties.

12.12 The rights and obligations of each of the SHESAYS SUBSIDIARIES hereunder are independent and severable from each other, and the performance by any of the SHESAYS SUBSIDIARIES of its obligations hereunder shall not affect the performance by any other of the SHESAYS SUBSIDIARIES of their obligations hereunder.

12.13 Each of the Parties undertakes to declare and pay respectively according to the laws, any taxes in relation to the transaction hereunder.

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The Exclusive Service Agreement

IN WITNESS HEREOF, the Parties have caused this Exclusive Service Agreement to be executed in Chengdu as of the date first hereinabove mentioned.

Chengdu BOAN Investment Management Co., Ltd (Company Chop)

Signed by:

Name:

Position: Authorized Representative

Sichuan SHESAYS Cosmetology Hospital Co., Ltd (Company Chop)

Signed by:

Name:

Position: Authorized Representative

Yixiang Zhang (Signature)

Ning Liu (Signature)

Xingwang Pu (Signature)

Wenhui Shao (Signature)

Bing Fang (Signature)

The Exclusive Service Agreement

APPENDIX 1 - ACKNOWLEDGEMENT LETTER

[•] CO., LTD. (with its registered address at [•], the “NEW PARTY”) agrees hereby to join in as an independent contractor the Exclusive Service Agreement (the “Service Agreement”) entered into by Chengdu BOAN Investment Management Co., Ltd (the “BOAN”), Sichuan SHESAYS Cosmetology Hospital Co., Ltd (the “SHESAYS”) and other parties thereto on April 27, 2010, as to become one of the companies defined as “SHESAYS SUBSIDIARIES” therein to carry out cooperative issues with BOAN, and SHESAYS under that agreement. Having signed this Acknowledgement Letter, the New Party is deemed to have made the same undertakings and guarantees as have been made by the SHESAYS SUBSIDIARIES under the Exclusive Service Agreement, and it further agrees to perform the obligations to be performed by the SHESAYS SUBSIDIARIES under the Service Agreement, and recognizes the rights and obligations of all the parties under the Exclusive Service Agreement. As for the New Party, the cooperation under the Service Agreement shall begin on the date upon which this Acknowledgement Letter is executed by the New Party and BOAN

NEW PARTY (Company Chop)
Signed by: ______________
Name:
Position: Authorized Representative

Chengdu BOAN Investment Management Co., Ltd (Company Chop)
Signed by: ______________
Name:
Position: Authorized Representative